Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports Second Quarter 2018 Results
Highlights

•
GAAP total revenue of $1.07 billion and $2.13 billion for the three and six months ended June 30, 2018, respectively. Combined Company ASC 606 adjusted service revenue of $1.08 billion and $2.14 billion for the three and six months ended June 30, 2018, respectively.

•	Combined Company ASC 605 net new business awards of $1.06 billion and $1.93 billion for the three and six months ended June 30, 2018, representing book-to-bill ratios of 1.32x and 1.24x, respectively.

◦
Clinical Solutions segment awards of $849.9 million and $1.40 billion, respectively, resulting in three-, six-, and trailing twelve-month book-to-bill ratios of 1.52x, 1.29x, and 1.26x, respectively. Awards grew 18.6% and 13.4% year over year, respectively, on a period-over-period basis for the three and six months ended June 30, 2018, respectively.

◦	Commercial Solutions segment net awards of $205.8 million and $528.1 million, representing book-to-bill ratios of 0.86x and 1.12x for the three and six months ended June 30, 2018, respectively.

•	Combined Company ASC 605 adjusted service revenue of $797.5 million and $1.56 billion for the three and six months ended June 30, 2018, respectively.

•	GAAP diluted earnings per share of $0.13 and loss per share of $0.11 for the three and six months ended June 30, 2018, respectively.

•
Combined Company ASC 606 adjusted diluted earnings per share of $0.62 and $1.16, respectively, compared to $0.75 and $1.33, respectively, under ASC 605 for the three and six months ended June 30, 2018.

•	Repaid $66.3 million and $97.5 million of term loan debt during the three and six months ended June 30, 2018, respectively.

•	Repurchased $37.5 million and $75.0 million of common stock during the three and six months ended June 30, 2018, respectively.

•	Updating full year 2018 ASC 606 and ASC 605 guidance.
RALEIGH, N.C. -- August 2, 2018 -- Syneos Health (Nasdaq:SYNH), a leading biopharmaceutical solutions organization combining a CRO (Contract Research Organization) and a CCO (Contract Commercial Organization), today reported financial results for the second quarter and six months ended June 30, 2018. Following the merger with inVentiv Health in August 2017 (the "Merger") and to aid investors and analysts with year-over-year comparability of results for the merged business, this press release includes certain "Combined Company" metrics that represent combined financial information of INC Research and inVentiv Health as if the Merger had taken place on January 1, 2017, with conforming adjustments to the current year presentation. Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measure.
“We delivered solid second quarter results, which were in line with our expectations and appropriately mark the one-year anniversary of our transformative merger,” said Alistair Macdonald, Chief Executive Officer of Syneos Health. “During the quarter, we successfully leveraged our collaborative cross-selling capabilities to achieve record net awards and revenue in our Clinical business, and achieved the first quarter of sequential quarterly growth in our Commercial business since the closing of the merger. We had significant wins across both SMID and large customers, including a large end-to-end deal, which further validates the relevance of our integrated business model. We believe we are poised to capitalize on our robust pipeline and generate strong results in the second half of the year while continuing to build our unique biopharmaceutical solutions organization.”

Impact of the Adoption of ASC 606
The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC 606”) on January 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. The prior periods were not revised under this guidance and remain as previously reported. As a result of adopting the standard, the Company is no longer permitted to present service revenue and revenue associated with reimbursable out-of-pocket expenses (reimbursable revenue) separately in the statements of operations. The following schedule includes a comparison of the second quarter and year-to-date 2018 financial results as reported compared to results presented as if the previous accounting guidance (ASC 605) had been in effect. The adoption of ASC 606 lowered the Company's total revenue and income from operations, and had no impact on its cash flows from operations.

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
	ASC 606 As Reported	ASC 605 As Adjusted	ASC 605 As Reported
	(unaudited, in thousands)
Service revenue	$1,072,530	$796,461	$258,087
Reimbursable out-of-pocket expenses	—	299,445	133,048
Total revenue	1,072,530	1,095,906	391,135
Direct costs (exclusive of depreciation and amortization)	547,993	548,122	162,010
Reimbursable out-of-pocket expenses	299,472	299,445	133,048
Selling, general, and administrative	100,218	100,813	42,531
Restructuring and other costs	8,591	8,591	4,029
Transaction and integration-related expenses	18,032	18,032	23,739
Depreciation	17,557	17,557	6,066
Amortization	49,945	49,945	9,462
Total operating expenses	1,041,808	1,042,505	380,885
Income from operations	$30,722	$53,401	$10,250

	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017
	ASC 606 As Reported	ASC 605 As Adjusted	ASC 605 As Reported
	(unaudited, in thousands)
Service revenue	$2,129,726	$1,556,519	$510,165
Reimbursable out-of-pocket expenses	—	609,543	262,888
Total revenue	2,129,726	2,166,062	773,053
Direct costs (exclusive of depreciation and amortization)	1,080,050	1,085,010	316,845
Reimbursable out-of-pocket expenses	608,238	609,543	262,888
Selling, general, and administrative	199,477	200,529	87,465
Restructuring and other costs	22,298	22,298	5,956
Transaction and integration-related expenses	43,243	43,243	23,741
Depreciation	35,585	35,585	12,230
Amortization	99,938	99,938	18,926
Total operating expenses	2,088,829	2,096,146	728,051
Income from operations	$40,897	$69,916	$45,002

Second Quarter and Year-to-Date 2018 Results
GAAP service revenue for the three months ended June 30, 2018 was $1.07 billion, an increase of $814.4 million, or 315.6%, compared to $258.1 million in the same period of 2017. GAAP service revenue for the six months ended June 30, 2018 was $2.13 billion, an increase of $1.62 billion, or 317.5%, compared to $510.2 million in the same period of 2017. Excluding reimbursable revenue of $299.5 million and $608.2 million for the three and six months ended June 30, 2018, respectively, the service revenue increase was primarily due to the Merger with inVentiv Health in August 2017.
Combined Company adjusted service revenue under ASC 605 increased during the three months ended June 30, 2018 by $18.4 million, or 2.4%, to $797.5 million from $779.1 million during the three months ended June 30, 2017. The increase was primarily due to revenue growth in the Company's Clinical Solutions segment and a foreign currency exchange rate benefit of $5.9 million, partially offset by a decline in revenue from the Company's Commercial Solutions segment. Combined Company adjusted service revenue under ASC 605 decreased during the six months ended June 30, 2018 by $5.9 million, or 0.4%, to $1,559.0 million from $1,565.0 million during the six months ended June 30, 2017. The decrease was primarily due to project cancellations and customer downsizing within the Company's Commercial Solutions segment, partially offset by growth in the Company's Clinical Solutions segment and a foreign currency exchange benefit of $17.0 million.
Under ASC 605, the Combined Company Clinical Solutions segment generated $557.6 million of adjusted service revenue during the three months ended June 30, 2018, representing an increase of $31.4 million or 6.0%, compared to $526.2 million during the three months ended June 30, 2017. Under ASC 605, the Combined Company Clinical Solutions segment generated $1.09 billion of adjusted service revenue during the six months ended June 30, 2018, representing an increase of $43.2 million, or 4.1%, compared to $1.05 billion during the six months ended June 30, 2017. These increases were primarily due to revenue from strong net awards in the last 12 months and a favorable revenue mix.
The Combined Company Commercial Solutions segment generated $239.9 million of adjusted service revenue under ASC 605 during the three months ended June 30, 2018, a decrease of $13.0 million, or 5.1%, compared to $252.9 million during the three months ended June 30, 2017. The Combined Company Commercial Solutions segment generated $470.5 million of adjusted service revenue under ASC 605 during the six months ended June 30, 2018, a decrease of $49.1 million, or 9.5%, compared to $519.6 million during the six months ended June 30, 2017. These decreases were primarily due to project cancellations and customer downsizing impacting revenue from the Company's selling solutions and communications service offerings, along with lower new business awards in 2017 that reduced 2018 revenue. Despite these factors, adjusted service revenue from the Company's Commercial Solutions segment grew by 4.0% compared to the first quarter of 2018.
GAAP income from operations for the three months ended June 30, 2018 increased by $20.5 million, or 199.7%, to $30.7 million from $10.3 million during the three months ended June 30, 2017. GAAP income from operations for the six months ended June 30, 2018 was $40.9 million, a decrease of $4.1 million, or 9.1%, compared to $45.0 million during the six months ended June 30, 2017. These changes were primarily attributed to the Merger with inVentiv Health in August 2017. Combined Company adjusted income from operations under ASC 605 was $139.4 million and $254.1 million, or 17.5% and 16.3% of adjusted service revenue, respectively, during the three and six months ended June 30, 2018, compared to $120.1 million and $246.0 million, or 15.4% and 15.7% of adjusted service revenue, respectively, during the three and six months ended June 30, 2017.
Combined Company adjusted EBITDA for the three and six months ended June 30, 2018 under ASC 605 increased to $157.0 million and $289.7 million, or 19.7% and 18.6% of adjusted service revenue, respectively, compared to $138.8 million and $285.6 million, or 17.8% and 18.2% of adjusted service revenue, respectively, during the three and six months ended June 30, 2017. These increases were a result of revenue growth and a more favorable revenue mix in the second quarter of 2018 in the Company's Clinical Solutions segment, realized synergies, and other cost management initiatives during 2018. However, these increases were partially offset by a decline in revenue from the Company’s Commercial Solutions segment, an unfavorable revenue mix in its selling solutions business, and negative impacts of foreign currency exchange fluctuations of $1.3 million and $7.9 million during the three and six months ended June 30, 2018, respectively.

GAAP net income for the three months ended June 30, 2018 was $13.6 million resulting in diluted earnings per share of $0.13, compared to net income of $3.4 million resulting in diluted earnings per share of $0.06 for the three months ended June 30, 2017. GAAP net loss for the six months ended June 30, 2018 was $11.0 million, or an $0.11 diluted loss per share, compared to net income of $24.6 million, or a $0.45 diluted earnings per share, for the six months ended June 30, 2017. Combined Company adjusted net income under ASC 605 during the three and six months ended June 30, 2018 was $78.4 million and $139.2 million, or $0.75 and $1.33 per diluted share, respectively, compared to $52.3 million and $107.7 million, or $0.50 and $1.02 per diluted share, during the three and six months ended June 30, 2017, respectively. These increases in the Combined Company adjusted net income were primarily due to lower interest expense stemming from the partial redemption of the inVentiv Health Senior Unsecured Notes as part of the 2017 Merger financing and a reduction in the Company's non-GAAP tax rate from 31% during 2017 to 27.5% in 2018.
Under ASC 605, net new business awards were $1.06 billion and $1.93 billion for the three and six months ended June 30, 2018, representing book-to-bill ratios of 1.32x and 1.24x, respectively. Clinical Solutions and Commercial Solutions net new business awards for the three months ended June 30, 2018 were $849.9 million and $205.8 million, representing book-to-bill ratios of 1.52x and 0.86x, respectively. Clinical Solutions and Commercial Solutions net new business awards for the six months ended June 30, 2018 were $1.40 billion and $528.1 million, representing book-to-bill ratios of 1.29x and 1.12x, respectively. Clinical Solutions Combined Company net new business awards grew by 18.6% and 13.4%, respectively, compared to the three and six months ended June 30, 2017, and maintained a trailing twelve-month book-to-bill ratio of 1.26x. As of June 30, 2018, ending backlog under ASC 605 for Clinical Solutions and the selling solutions offering within Commercial Solutions was $4.09 billion and $424.7 million, respectively.
Capital Management Update
As part of the Company's balanced approach to capital deployment, during the three and six months ended June 30, 2018, the Company repaid $66.3 million and $97.5 million, respectively, of its term loan debt, bringing its total debt reduction since the closing of the Merger to $149.5 million. The expected annual interest expense savings as a result of these activities is $6.1 million. Additionally, in June 2018, the Company entered into two new interest rate swaps in an effort to limit its exposure to variable interest rates on its Term Loans. As a result, the percentage of the Company's total principal debt that is subject to fixed rates was approximately 60% at June 30, 2018.
The Company also paid $37.5 million and $75.0 million to repurchase outstanding shares of its common stock during the three and six months ended June 30, 2018, respectively, under the share repurchase program announced on February 28, 2018. As of June 30, 2018, $175.0 million remains authorized under this plan for discretionary repurchases through the end of 2019.
On June 29, 2018, the Company entered into an accounts receivable financing agreement which will allow it to borrow up to $250.0 million from a third party lender, subject to the periodic calculations of the available borrowing base. The borrowings under this agreement will bear interest at LIBOR plus 100 basis points, a rate lower than on the Company's Term Loans.

Full Year 2018 Business Outlook
Guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, and estimated Merger synergies, net of reinvestments. Furthermore, the guidance is based on current foreign currency exchange rates, current interest rates following the Company's repricing, accounts receivable securitization and interest rate swap transactions, and expected tax rate. The guidance is based upon the Company's estimated diluted share count, excluding any share repurchases subsequent to the second quarter of 2018. Guidance for the full year of 2018 is outlined below and has been prepared under both the new revenue recognition requirements of ASC 606 and the previous revenue recognition requirements of ASC 605:

	ASC 605 Guidance Issued:				ASC 606 Guidance Issued:
	May 9, 2018		August 2, 2018		May 9, 2018		August 2, 2018
	Low	High	Low	High	Low	High	Low	High
	(in millions, except per share data)
Adjusted service revenue	$3,235	$3,340	$3,235	$3,340	$4,400	$4,550	$4,400	$4,550
Clinical Solutions adjusted service revenue	2,245	2,300	2,245	2,300	3,250	3,350	3,250	3,350
Commercial Solutions adjusted service revenue	990	1,040	990	1,040	1,150	1,200	1,150	1,200
Adjusted EBITDA	620	660	620	660	580	620	580	620
Adjusted net income	295	324	298	326	266	295	268	297

Adjusted diluted EPS	$2.80	$3.07	$2.84	$3.10	$2.52	$2.80	$2.55	$2.83
The Company anticipates that its 2018 effective tax rate will be between 27.0% and 28.0%, which takes into account the effect of the enactment of the Tax Cuts and Jobs Act (the "Tax Act"). The Company continues to expect to pay minimal cash taxes in the U.S. for 2018 due to the utilization of its net operating loss carryforwards.
Important disclosures in this earnings release about and reconciliations of non-GAAP measures, including Combined Company non-GAAP measures related to adjusted service revenue, adjusted income from operations, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA, to the nearest corresponding GAAP measures are provided below under "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures.”
Webcast and Conference Call Details
Syneos Health will host a conference call at 8:00 a.m. ET on August 2, 2018, to discuss its second quarter 2018 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please dial +1 877 930 8058 within the United States or +1 253 336 7551 outside the United States approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 2556819.
An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 1:00 p.m. ET on August 2, 2018. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 855 859 2056 within the United States or +1 404 537 3406 outside the United States. The audio replay ID is 2556819.

About Syneos Health
Syneos Health (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Created through the merger of two industry leading companies – INC Research and inVentiv Health – Syneos Health brings together more than 21,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies and applies advanced business practices to speed customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the integration of the Company's business with the business of inVentiv Health and its operation of the combined business following the closing of the Merger; the Company's ability to maintain or generate new business awards; the Company's ability to increase its market share, grow its business, and execute its growth strategies; the Company's backlog not being indicative of future revenues and its ability to realize the anticipated future revenue reflected in its backlog; the impact of adoption of the new accounting standard of recognizing revenue from customers; the impact of the Tax Act; the Company's ability to adequately price its contracts and not overrun cost estimates; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; fluctuations in the Company's financial results; reliance on key personnel; customer or therapeutic area concentration; and the other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. Syneos Health assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain Combined Company and Combined Segment non-GAAP financial measures, including adjusted service revenue, adjusted income from operations, adjusted operating margin, adjusted net income (including adjusted diluted earnings per share), EBITDA, and adjusted EBITDA, as well as current year metrics as if ASC 605 was still in effect. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company. To aid investors and analysts with year-over-year comparability for the merged business, the Company has included "Combined Company" financial information that combines certain stand-alone INC Research and inVentiv Health financial information as if the Merger had taken place on January 1, 2017, with conforming adjustments to the 2017 presentation.
The Company defines Combined Company adjusted service revenue as the stand-alone INC Research and inVentiv Health service revenue as if the Merger had taken place on January 1, 2017, with conforming adjustments to the 2017 presentation and adjusted to include revenue eliminated as a result of purchase accounting.
The Company defines Combined Company adjusted income from operations as income from operations excluding expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; and acquisition-related revaluation adjustments. The Company defines Combined Company adjusted operating margin as adjusted income from operations as a percentage of adjusted service revenue.
The Company defines Combined Company adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding the items excluded from adjusted income from operations mentioned previously, loss on extinguishment of debt, and other expense (income), net. After giving effect to these items, the Company has also included an adjustment to its income tax rate to reflect the expected long-term income tax rate and estimated impact of the enactment of the Tax Act.
EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; acquisition-related revaluation adjustments; other expense, net; and loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.
Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted income from operations, adjusted operating margin, and adjusted net income (including adjusted diluted earnings per share) are used by management and the Board to assess the Company's business.
Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact: Ronnie Speight Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Danielle DeForge Executive Director, External Communications Phone: +1 781 425 2624 Email: danielle.deforge@syneoshealth.com

Syneos Health, Inc. and Subsidiaries
GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Service revenue	$1,072,530	$258,087	$2,129,726	$510,165
Reimbursable out-of-pocket expenses	—	133,048	—	262,888
Total revenue	1,072,530	391,135	2,129,726	773,053

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	547,993	162,010	1,080,050	316,845
Reimbursable out-of-pocket expenses	299,472	133,048	608,238	262,888
Selling, general, and administrative	100,218	42,531	199,477	87,465
Restructuring and other costs	8,591	4,029	22,298	5,956
Transaction and integration-related expenses	18,032	23,739	43,243	23,741
Depreciation	17,557	6,066	35,585	12,230
Amortization	49,945	9,462	99,938	18,926
Total operating expenses	1,041,808	380,885	2,088,829	728,051
Income from operations	30,722	10,250	40,897	45,002

Other (expense) income, net:
Interest income	1,655	152	2,494	264
Interest expense	(32,894)	(3,286)	(64,630)	(6,386)
Loss on extinguishment of debt	(1,877)	—	(2,125)	—
Other income (expense), net	32,001	(6,754)	19,447	(10,211)
Total other expense, net	(1,115)	(9,888)	(44,814)	(16,333)
Income (loss) before provision for income taxes	29,607	362	(3,917)	28,669
Income tax (expense) benefit	(16,047)	3,027	(7,075)	(4,093)
Net income (loss)	$13,560	$3,389	$(10,992)	$24,576

Earnings (loss) per share:
Basic	$0.13	$0.06	$(0.11)	$0.45
Diluted	$0.13	$0.06	$(0.11)	$0.45
Weighted average common shares outstanding:
Basic	102,899	54,123	103,674	54,069
Diluted	104,005	55,307	103,674	55,215

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$171,528	$321,262
Restricted cash	2,191	714
Accounts receivable billed, net	682,415	642,985
Accounts receivable unbilled	346,608	373,003
Contract assets	131,367	—
Prepaid expenses and other current assets	82,964	84,215
Total current assets	1,417,073	1,422,179
Property and equipment, net	163,500	180,412
Goodwill	4,275,485	4,292,571
Intangible assets, net	1,182,571	1,286,050
Deferred income tax assets	32,813	20,159
Other long-term assets	101,758	84,496
Total assets	$7,173,200	$7,285,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$85,810	$58,575
Accrued liabilities	502,646	500,303
Contract liabilities	719,932	559,270
Current portion of capital lease obligations	15,201	16,414
Current portion of long-term debt	37,500	25,000
Total current liabilities	1,361,089	1,159,562
Capital lease obligations, non-current	13,241	20,376
Long-term debt, non-current	2,835,321	2,945,934
Deferred income tax liabilities	32,557	37,807
Other long-term liabilities	108,320	99,609
Total liabilities	4,350,528	4,263,288

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.01 par value; 600,000,000 shares authorized, 102,871,399 and 104,435,501 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	1,029	1,044
Additional paid-in capital	3,371,316	3,414,389
Accumulated other comprehensive loss, net of tax	(55,064)	(22,385)
Accumulated deficit	(494,609)	(370,469)
Total shareholders' equity	2,822,672	3,022,579
Total liabilities and shareholders' equity	$7,173,200	$7,285,867

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(10,992)	$24,576
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	135,523	31,156
Amortization of capitalized loan fees and original issue discount, net of Senior Notes premium	(32)	402
Share-based compensation	16,254	12,048
(Recovery of) provision for doubtful accounts	(1,734)	158
Benefit from deferred income taxes	(7,682)	(9,081)
Foreign currency transaction adjustments	(19,633)	5,882
Fair value adjustment of contingent tax-sharing obligation	2,388	—
Loss on extinguishment of debt	2,125	—
Other non-cash items	4,056	700
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable, unbilled services, and advanced billings	(68,629)	31,868
Accounts payable and accrued expenses	(3,269)	8,694
Other assets and liabilities	16,799	(7,977)
Net cash provided by operating activities	65,174	98,426
Cash flows from investing activities:
Purchases of property and equipment	(32,586)	(15,974)
Net cash used in investing activities	(32,586)	(15,974)
Cash flows from financing activities:
Payments of debt financing costs	(3,421)	—
Repayments of long-term debt	(97,500)	—
Proceeds from revolving line of credit	—	15,000
Repayments of revolving line of credit	—	(40,000)
Payments of capital leases	(8,863)	—
Payments for repurchase of common stock	(74,985)	—
Proceeds from exercise of stock options	7,458	6,251
Payments related to tax withholding for share-based compensation	(2,383)	(1,179)
Net cash used in financing activities	(179,694)	(19,928)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,151)	4,688
Net change in cash, cash equivalents, and restricted cash	(148,257)	67,212
Cash, cash equivalents, and restricted cash - beginning of period	321,976	103,078
Cash, cash equivalents, and restricted cash - end of period	$173,719	$170,290

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted service revenue:
Service revenue, as reported	$1,072,530	$(276,069)	$796,461	$258,087
Pre-merger inVentiv service revenue	—	—	—	514,947
Combined Company service revenue, before adjustments	1,072,530	(276,069)	796,461	773,034
Acquisition-related deferred revenue adjustment (a)	3,800	(2,739)	1,061	6,056
Combined Company adjusted service revenue	1,076,330	(278,808)	797,522	779,090
Reimbursable out-of-pocket expenses, as reported	—	299,445	299,445	133,048
Pre-merger inVentiv reimbursable out-of-pocket expenses	—	—	—	148,266
Combined Company adjusted total revenue	$1,076,330	$20,637	$1,096,967	$1,060,404

Combined Company segment adjusted service revenue:
Clinical Solutions service revenue, as reported	$783,913	$(226,937)	$556,976	$255,504
Pre-merger inVentiv Clinical Solutions service revenue	—	—	—	265,188
Combined Company Clinical Solutions service revenue, before adjustments	783,913	(226,937)	556,976	520,692
Acquisition-related deferred revenue adjustment (a)	3,393	(2,739)	654	5,537
Combined Company Clinical Solutions adjusted service revenue	787,306	(229,676)	557,630	526,229
Clinical Solutions reimbursable out-of-pocket expenses, as reported	—	251,917	251,917	133,048
Pre-merger inVentiv Clinical Solutions reimbursable out-of-pocket expenses	—	—	—	96,933
Combined Company Clinical Solutions total revenue	$787,306	$22,241	$809,547	$756,210

Commercial Solutions service revenue, as reported	$288,617	$(49,132)	$239,485	$2,583
Pre-merger inVentiv Commercial Solutions service revenue	—	—	—	249,759
Combined Company Commercial Solutions service revenue, before adjustments	288,617	(49,132)	239,485	252,342
Acquisition-related deferred revenue adjustment (a)	407	—	407	519
Combined Company Commercial Solutions adjusted service revenue	289,024	$(49,132)	$239,892	$252,861
Commercial Solutions reimbursable out-of-pocket expenses, as reported	—	47,528	47,528	—
Pre-merger inVentiv Commercial Solutions reimbursable out-of-pocket expenses	—	—	—	51,333
Combined Company Commercial Solutions total revenue	$289,024	$(1,604)	$287,420	$304,194

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted service revenue:
Service revenue, as reported	$2,129,726	$(573,207)	$1,556,519	$510,165
Pre-merger inVentiv service revenue	—	—	—	1,041,002
Combined Company service revenue, before adjustments	2,129,726	(573,207)	1,556,519	1,551,167
Acquisition-related deferred revenue adjustment (a)	7,606	(5,086)	2,520	13,816
Combined Company adjusted service revenue	2,137,332	(578,293)	1,559,039	1,564,983
Reimbursable out-of-pocket expenses, as reported	—	609,543	609,543	262,888
Pre-merger inVentiv reimbursable out-of-pocket expenses	—	—	—	305,256
Combined Company adjusted total revenue	$2,137,332	$31,250	$2,168,582	$2,133,127

Combined Company segment adjusted service revenue:
Clinical Solutions service revenue, as reported	$1,570,752	$(483,945)	$1,086,807	$505,001
Pre-merger inVentiv Clinical Solutions service revenue	—	—	—	528,073
Combined Company Clinical Solutions service revenue, before adjustments	1,570,752	(483,945)	1,086,807	1,033,074
Acquisition-related deferred revenue adjustment (a)	6,792	(5,086)	1,706	12,276
Combined Company Clinical Solutions adjusted service revenue	1,577,544	(489,031)	1,088,513	1,045,350
Clinical Solutions reimbursable out-of-pocket expenses, as reported	—	513,395	513,395	262,888
Pre-merger inVentiv Clinical Solutions reimbursable out-of-pocket expenses	—	—	—	192,668
Combined Company Clinical Solutions total revenue	$1,577,544	$24,364	$1,601,908	$1,500,906

Commercial Solutions service revenue, as reported	$558,974	$(89,262)	$469,712	$5,164
Pre-merger inVentiv Commercial Solutions service revenue	—	—	—	512,929
Combined Company Commercial Solutions service revenue, before adjustments	558,974	(89,262)	469,712	518,093
Acquisition-related deferred revenue adjustment (a)	814	—	814	1,540
Combined Company Commercial Solutions adjusted service revenue	559,788	$(89,262)	$470,526	$519,633
Commercial Solutions reimbursable out-of-pocket expenses, as reported	—	96,148	96,148	—
Pre-merger inVentiv Commercial Solutions reimbursable out-of-pocket expenses	—	—	—	112,588
Combined Company Commercial Solutions total revenue	$559,788	$6,886	$566,674	$632,221

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
unaudited)

	Three Months Ended June 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted income from operations:
Income from operations, as reported	$30,722	$22,679	$53,401	$10,250
Pre-merger inVentiv loss from operations	—	—	—	(13,770)
Combined Company income (loss) from operations, before adjustments	30,722	22,679	53,401	(3,520)
Acquisition-related deferred revenue adjustment (a)	3,800	(2,739)	1,061	6,056
Amortization (b)	49,945	—	49,945	68,316
Restructuring and other costs (c)	8,591	—	8,591	9,430
Transaction and integration-related expenses (d)	18,032	—	18,032	32,283
Share-based compensation (e)	8,375	—	8,375	11,534
R&D tax credit adjustment (g)	—	—	—	(5,827)
Monitoring and advisory fees (h)	—	—	—	1,078
Acquisition-related revaluation adjustments (i)	—	—	—	796
Combined Company adjusted income from operations	$119,465	$19,940	$139,405	$120,146
GAAP operating margin	2.9%		6.7%	4.0%
Combined Company adjusted operating margin	11.1%		17.5%	15.4%

Combined Company EBITDA and adjusted EBITDA:
Net income, as reported	$13,560	$17,173	$30,733	$3,389
Pre-merger inVentiv net loss	—	—	—	(38,789)
Combined Company net income (loss), before adjustments	13,560	17,173	30,733	(35,400)
Interest expense, net	31,239	—	31,239	39,672
Income tax expense (benefit)	16,047	5,506	21,553	(16,944)
Depreciation	17,557	—	17,557	18,608
Amortization (b)	49,945	—	49,945	68,316
EBITDA	128,348	22,679	151,027	74,252
Acquisition-related deferred revenue adjustment (a)	3,800	(2,739)	1,061	6,056
Restructuring and other costs (c)	8,591	—	8,591	9,430
Transaction and integration-related expenses (d)	18,032	—	18,032	32,283
Share-based compensation (e)	8,375	—	8,375	11,534
R&D tax credit adjustment (g)	—	—	—	(5,827)
Monitoring and advisory fees (h)	—	—	—	1,078
Acquisition-related revaluation adjustments (i)	—	—	—	796
Other (income) expense, net (j)	(32,001)	—	(32,001)	9,152
Loss on extinguishment of debt (k)	1,877	—	1,877	—
Combined Company adjusted EBITDA	$137,022	$19,940	$156,962	$138,754
Adjusted EBITDA Margin	12.7%		19.7%	17.8%

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted income from operations:
Income from operations, as reported	$40,897	$29,019	$69,916	$45,002
Pre-merger inVentiv loss from operations	—	—	—	(28,185)
Combined Company income from operations, before adjustments	40,897	29,019	69,916	16,817
Acquisition-related deferred revenue adjustment (a)	7,606	(5,086)	2,520	13,816
Amortization (b)	99,938	—	99,938	147,449
Restructuring and other costs (c)	22,298	—	22,298	15,847
Transaction and integration-related expenses (d)	43,243	—	43,243	32,856
Share-based compensation (e)	16,163	—	16,163	22,697
Discretionary bonus accrual reversal (f)	—	—	—	(5,953)
R&D tax credit adjustment (g)	—	—	—	(6,030)
Monitoring and advisory fees (h)	—	—	—	6,510
Acquisition-related revaluation adjustments (i)	—	—	—	2,019
Combined Company adjusted income from operations	$230,145	$23,933	$254,078	$246,028
GAAP operating margin	1.9%		4.5%	8.8%
Combined Company adjusted operating margin	10.8%		16.3%	15.7%

Combined Company EBITDA and adjusted EBITDA:
Net (loss) income, as reported	$(10,992)	$22,718	$11,726	$24,576
Pre-merger inVentiv net loss	—	—	—	(79,505)
Combined Company net (loss) income, before adjustments	(10,992)	22,718	11,726	(54,929)
Interest expense, net	62,136	—	62,136	80,406
Income tax expense (benefit)	7,075	6,301	13,376	(24,476)
Depreciation	35,585	—	35,585	39,575
Amortization (b)	99,938	—	99,938	147,449
EBITDA	193,742	29,019	222,761	188,025
Acquisition-related deferred revenue adjustment (a)	7,606	(5,086)	2,520	13,816
Restructuring and other costs (c)	22,298	—	22,298	15,847
Transaction and integration-related expenses (d)	43,243	—	43,243	32,856
Share-based compensation (e)	16,163	—	16,163	22,697
Discretionary bonus accrual reversal (f)	—	—	—	(5,953)
R&D tax credit adjustment (g)	—	—	—	(6,030)
Monitoring and advisory fees (h)	—	—	—	6,510
Acquisition-related revaluation adjustments (i)	—	—	—	2,019
Other (income) expense, net (j)	(19,447)	—	(19,447)	15,816
Loss on extinguishment of debt (k)	2,125	—	2,125	—
Combined Company adjusted EBITDA	$265,730	$23,933	$289,663	$285,603
Adjusted EBITDA Margin	12.4%		18.6%	18.2%

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted net income:
Net income, as reported	$13,560	$17,173	$30,733	$3,389
Pre-merger inVentiv net loss	—	—	—	(38,789)
Combined Company net income (loss), before adjustments	13,560	17,173	30,733	(35,400)
Acquisition-related deferred revenue adjustment (a)	3,800	(2,739)	1,061	6,056
Amortization (b)	49,945	—	49,945	68,316
Restructuring and other costs (c)	8,591	—	8,591	9,430
Transaction and integration-related expenses (d)	18,032	—	18,032	32,283
Share-based compensation (e)	8,375	—	8,375	11,534
R&D tax credit adjustment (g)	—	—	—	(5,827)
Monitoring and advisory fees (h)	—	—	—	1,078
Acquisition-related revaluation adjustments (i)	—	—	—	796
Other (income) expense, net (j)	(32,001)	—	(32,001)	9,152
Loss on extinguishment of debt (k)	1,877	—	1,877	—
Income tax adjustment to normalized rate (l)	(8,215)	22	(8,193)	(45,110)
Combined Company adjusted net income	$63,964	$14,456	$78,420	$52,308

Combined Company diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	104,005	—	104,005	55,307
Effect of certain securities considered anti-dilutive under GAAP (m)	—	—	—	—
Estimated additional dilutive shares outstanding as a result of the Merger (n)	—	—	—	49,927
Combined Company diluted weighted average common shares outstanding	104,005	—	104,005	105,234

Adjusted diluted earnings per share	$0.62		$0.75	$0.50

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted net income:
Net (loss) income, as reported	$(10,992)	$22,718	$11,726	$24,576
Pre-merger inVentiv net loss	—	—	—	(79,505)
Combined Company net (loss) income, before adjustments	(10,992)	22,718	11,726	(54,929)
Acquisition-related deferred revenue adjustment (a)	7,606	(5,086)	2,520	13,816
Amortization (b)	99,938	—	99,938	147,449
Restructuring and other costs (c)	22,298	—	22,298	15,847
Transaction and integration-related expenses (d)	43,243	—	43,243	32,856
Share-based compensation (e)	16,163	—	16,163	22,697
Discretionary bonus accrual reversal (f)	—	—	—	(5,953)
R&D tax credit adjustment (g)	—	—	—	(6,030)
Monitoring and advisory fees (h)	—	—	—	6,510
Acquisition-related revaluation adjustments (i)	—	—	—	2,019
Other (income) expense, net (j)	(19,447)	—	(19,447)	15,816
Loss on extinguishment of debt (k)	2,125	—	2,125	—
Income tax adjustment to normalized rate (l)	(39,127)	(281)	(39,408)	(82,441)
Combined Company adjusted net income	$121,807	$17,351	$139,158	$107,657

Combined Company diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	103,674	1,002	104,676	55,215
Effect of certain securities considered anti-dilutive under GAAP (m)	1,002	—	—	—
Estimated additional dilutive shares outstanding as a result of the Merger (n)	—	—	—	49,927
Combined Company diluted weighted average common shares outstanding	104,676	1,002	104,676	105,142

Adjusted diluted earnings per share	$1.16		$1.33	$1.02

a.	Represents non-cash adjustments resulting from the revaluation of deferred revenue and the subsequent elimination of revenue in purchase accounting in connection with business combinations.

b.	Represents the amortization of intangible assets associated with acquired customer relationships, backlog, and trademarks.

c.
Restructuring and other costs consist primarily of: (i) severance costs associated with a reduction/optimization of the Company's workforce in line with the Company's expectations of future business operations, (ii) consulting costs incurred for the continued consolidation of legal entities and restructuring of the Company's contract management process to meet the requirements of accounting regulation changes, and (iii) termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

d.	Represents fees associated with corporate transactions and integration-related activities which primarily relate to the Merger in 2017.

e.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.

f.	Represents inVentiv Health discretionary bonus accruals from the prior year that were reversed in periods prior to the Merger.

g.	Represents additional research and development tax credits in certain international locations for expenses incurred and recorded as a reduction of direct costs.

h.	Represents the annual sponsor management fee previously paid pursuant to the THL and Advent Management Agreement with inVentiv Health.

i.	Represents non-cash adjustments resulting from the revaluation of certain items such as facilities and vehicle leases in connection with inVentiv Health's Merger with Advent in 2016.

j.	Represents other (income) expense comprised primarily of foreign exchange gains and losses.

k.	Represents loss on extinguishment of debt associated with the debt prepayment.

l.
Represents the income tax effect of the Combined Company non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 27.5% in 2018 and 35.0% in 2017. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

m.
Represents the weighted average number of equity-based awards issued under the Company's equity incentive plans calculated using the treasury stock method that were excluded from shares used in computing GAAP diluted net loss per share due to reporting a net loss under GAAP for the period.

n.
Represents the estimated impact on the dilutive weighted average shares outstanding of shares and equity-based awards issued by the Company as a result of the Merger had the Merger occurred on January 1, 2017. The amount consists of the shares issued to inVentiv Health's shareholders on August 1, 2017 and the fully vested stock option awards and restricted stock units issued under the equity incentive plans formerly related to inVentiv Health that were assumed by the Company in the Merger.

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Full Year 2018 Guidance
(in millions, except per share data)
(unaudited)

	Full Year 2018 - ASC 605				Full Year 2018 - ASC 606
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High	Low	High	Low	High
GAAP net income and diluted earnings per share	$49.3	$75.7	$0.47	$0.72	$17.8	$46.8	$0.17	$0.45
Adjustments:
Amortization (a)	200.0	200.0			200.0	200.0
Share-based compensation (a)	39.0	39.0			39.0	39.0
Restructuring and other costs (a)	41.0	41.0			41.0	41.0
Transaction and integration-related expenses (a)	48.0	48.0			48.0	48.0
Merger-related deferred revenue adjustment (a)	3.0	3.0			13.5	13.5
Other (a)	6.5	6.5			6.5	6.5
Income tax effect of above adjustments (b)	(88.8)	(87.2)			(97.8)	(97.8)
Adjusted net income and adjusted diluted earnings per share	$298.0	$326.0	$2.84	$3.10	$268.0	$297.0	$2.55	$2.83

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.

(b)
Income tax expense is calculated and the adjustments are tax-affected at an approximate rate of 27% - 28%, which represents the estimated range of the Company's full year non-GAAP effective tax rate and takes into account the estimated effect of the enactment of the Tax Act.